Exhibit 10.3

REAFFIRMATION AGREEMENT
REAFFIRMATION AGREEMENT, dated as of May 1, 2017 (this “Reaffirmation”), by ARES COMMERCIAL REAL ESTATE CORPORATION, a Maryland corporation (“Guarantor”), in favor of WELLS FARGO BANK, NATIONAL ASSOCIATION, a National Banking Association (“Buyer”).
RECITALS
WHEREAS, ACRC Lender W LLC (“ACRC W”), ACRC Lender W TRS LLC (“ACRC W TRS” and, together with ACRC W, the “Sellers”) and Buyer are parties to the Amended and Restated Master Repurchase and Securities Contract, dated as of December 20, 2013, by and among the Sellers and Buyer (as amended, restated, supplemented or otherwise modified and in effect prior to the date hereof, the “Existing Repurchase Agreement”); and
WHEREAS, pursuant to the Existing Repurchase Agreement, Guarantor and Buyer are parties to that certain Amended and Restated Guarantee Agreement, dated as of December 20, 2013 (as amended, restated, supplemented or otherwise modified and in effect from time to time, the “Guarantee Agreement”); and
WHEREAS, on the date hereof, the Existing Repurchase Agreement is being amended and restated in its entirety pursuant to that certain Second Amended and Restated Master Repurchase and Securities Contract, dated as of the date hereof, by and among Sellers and Buyer (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Repurchase Agreement”); and
WHEREAS, it is a condition precedent to the effectiveness of the Repurchase Agreement and the amendment and restatement of the Existing Repurchase Agreement that Guarantor reaffirm its obligations under the Guarantee Agreement and reaffirm that the provisions of the Guarantee Agreement shall remain in full force and effect upon the effectiveness of the Repurchase Agreement and the amendment and restatement of the Existing Repurchase Agreement.
NOW, THEREFORE, in consideration of the premises and the agreements hereinafter set forth, the parties hereto hereby agree as follows:
1.    Definitions. Unless otherwise defined herein, terms defined in the Repurchase Agreement and used herein shall have the meanings given to them in the Repurchase Agreement.
2.    Reaffirmations by Guarantor.
(a)    Guarantor hereby provides its consent and acknowledgment that the Repurchase Agreement has been (contemporaneous with the effectiveness of this Reaffirmation)

entered into and the Existing Repurchase Agreement has been (contemporaneous with the effectiveness of this Reaffirmation) amended and restated as of the date hereof.
(b)    Guarantor hereby reaffirms the Guarantee Agreement and acknowledges that its obligations under the Guarantee Agreement, after giving effect to the effectiveness of the Repurchase Agreement and the amendment and restatement of the Existing Repurchase Agreement, are continuing and in full force and effect in favor of Buyer.
(c)    Guarantor hereby confirms that all payment obligations when due under the Repurchase Agreement constitute “Obligations” under the Guarantee Agreement and are payable by Guarantor in accordance with the terms of the Guarantee Agreement.
3.    Condition to Effectiveness. This Reaffirmation shall become effective upon the date (the “Effective Date”) on which Buyer shall have received (a) this Reaffirmation, executed and delivered by a duly authorized officer of Guarantor and (b) evidence satisfactory to Buyer that the Repurchase Agreement, amending and restating the Existing Repurchase Agreement, has been executed and delivered by the parties thereto.
4.    Representations and Warranties. Guarantor hereby represents and warrants to Buyer that as of the Effective Date (before and after giving effect to this Reaffirmation):
(a)    Guarantor has the requisite power and authority to execute, deliver and perform this Reaffirmation.
(b)    Guarantor has taken all necessary corporate (or analogous) action to authorize the execution, delivery and performance of this Reaffirmation. This Reaffirmation constitutes a legal, valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, and subject to general equitable principles (whether considered in a proceeding in equity or at law).
(c)    Each of the representations and warranties made by Guarantor herein or in or pursuant to the Repurchase Documents is true and correct in all material respects on and as of the Effective Date as if made on and as of such date.
(d)    After giving effect to this Reaffirmation, no Default or Event of Default has occurred and is continuing.
5.    Payment of Expenses. Guarantor agrees to pay or reimburse Buyer for all of its out‑of‑pocket costs and expenses incurred in connection with this Reaffirmation, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel to Buyer.
6.    Limited Effect. Except as expressly provided hereby, all of the terms and provisions of the Repurchase Agreement and the other Repurchase Documents are and shall remain in full force and effect. The reaffirmations contained herein shall not be construed as a waiver or amendment of any other provision of the Repurchase Agreement or the other Repurchase Documents or for any purpose except as expressly set forth herein or a consent to any further or future action on the part of Sellers that would require the waiver or consent of Buyer.
7.    Governing Law. THIS REAFFIRMATION AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS REAFFIRMATION SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS (OTHER THAN SECTION 5‑1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).
8.    Counterparts. This Reaffirmation may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement, and any of the parties hereto may execute this Reaffirmation by signing any such counterpart. Delivery of an executed signature page of this Reaffirmation in Portable Document Format (PDF) or by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.
9.    Headings, etc. Section or other headings contained in this Reaffirmation are for reference purposes only and shall not in any way affect the meaning or interpretation of this Reaffirmation.
10.    No Implied Third Party Beneficiaries. This Reaffirmation shall not be deemed to create any right in any Person except a party hereto and shall not be construed in any respect to be a contract in whole or in part for the benefit of any other Person.
11.    Repurchase Document. Guarantor hereby acknowledges and agrees that, notwithstanding anything to the contrary contained herein, in the Repurchase Agreement or in any other Repurchase Document, this Reaffirmation shall constitute a Repurchase Document under the Repurchase Agreement.
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Reaffirmation to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.
ARES COMMERCIAL REAL ESTATE CORPORATION,
as Guarantor
By: /s/ John B. Jardine
Name: John B. Jardine
Title: Co-Chief Executive Officer
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Buyer
By: /s/ Melissa A. Dolski
Name: Melissa A. Dolski
Title: Director

[Signature Page to Reaffirmation Agreement]